UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2008

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 North State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On August 29, 2008, MainSource Financial Group, Inc., an Indiana corporation (“MainSource”), completed its previously announced acquisition of 1st Independence Financial Group, Inc., a Delaware corporation (“1st Independence”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among MainSource, 1st Independence and 1st Independence Bank, Inc., a Kentucky chartered commercial bank and a wholly owned subsidiary of 1st Independence (“1st Bank”).  Pursuant to the terms of the Merger Agreement, which was approved by the stockholders of 1st Independence on August 7, 2008, 1st Independence was merged with and into MainSource, with MainSource being the surviving corporation (the “Merger”).  As a result of the Merger, 1st Bank became a wholly owned subsidiary of MainSource.

In connection with the Merger, 1st Independence stockholders will receive cash in the amount of $4.418 per share and 0.7849 shares of MainSource common stock for each share of 1st Independence common stock owned by them, subject to the terms of the Merger Agreement.  Any fractional shares of MainSource common stock resulting from the foregoing calculation will be replaced by cash in the amount of such fraction multiplied by $18.52.  Holders of options to purchase 1st Independence common stock will receive an amount of cash equal to $18.954, less the per share exercise price for each share of 1st Independence common stock subject to such stock option.  If the foregoing calculation results in a negative number, the 1st Independence stock option will be canceled without any cash payment.

MainSource will issue approximately a total of 1,569,800 shares of MainSource common stock and pay a total of $8,836,000 in cash to former 1st Independence stockholders.

The description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, incorporated as an exhibit hereto.  A copy of the MainSource press release dated September 2, 2008 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                                 Agreement and Plan of Merger, dated February 26, 2008, among MainSource Financial Group, Inc., 1st Independence Financial Group, Inc., and 1st Independence Bank, Inc. (incorporated by reference to the Current Report on Form 8-K filed on February 27, 2008).

99.1                           Press Release of MainSource Financial Group, Inc. dated September 2, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 2, 2008

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated February 26, 2008, among MainSource Financial Group, Inc., 1st Independence Financial Group, Inc., and 1st Independence Bank, Inc. (incorporated by reference to the Current Report on Form 8-K filed on February 27, 2008).

99.1	Press Release of MainSource Financial Group, Inc. dated September 2, 2008